UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2010

NEXT 1 INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52669	26-3509845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

2400 N Commerce Parkway, Suite 105 Weston, Florida 33326
(Address of principal executive offices)

(954) 888-9779
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2010, Next 1 Interactive, Inc. (the “Company”), signed a $15 million purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“LPC”).  Upon signing the Purchase Agreement, the Company received $200,000 from LPC as an initial purchase payment under the $15 million commitment in exchange for (i) 400,000 shares of the Company’s common stock and (ii) a warrant to purchase 800,000 shares of the Company’s common stock at an exercise price of $1.00 per share.  The Company also entered into a registration rights agreement with LPC (the “Registration Rights Agreement”), whereby the Company agreed to file a registration statement related to the transaction with the U.S. Securities & Exchange Commission (the “SEC”) covering the shares that may be issued to LPC under the Purchase Agreement. After the SEC has declared effective the registration statement related to the transaction, the Company has the right, in its sole discretion, over a 30-month period to sell the Company’s shares of common stock to LPC in amounts up to $500,000 per sale, depending on certain conditions as set forth in the Purchase Agreement, up to the aggregate maximum commitment of $15 million.

There are no upper limits to the price LPC may pay to purchase the Company’s common stock and the purchase price of the shares related to the potential $14.8 million of future funding will be based on the prevailing market prices of the Company’s shares immediately preceding the time of sales without any fixed discount, and the Company will control the timing and amount of any future sales of shares to LPC.  LPC shall not have the right or the obligation to purchase any shares of the Company’s common stock on any business day that the price of the Company’s common stock is below $0.25.

As further consideration for entering into the Purchase Agreement, the Company issued 487,805 shares of the Company’s common stock to LPC as a commitment fee and further, the Company shall issue up to 731,708 shares pro rata as LPC purchases the remaining $14.8 million. The Purchase Agreement may be terminated by the Company at any time at the Company’s discretion without any further cost to the Company.  Except for a limitation on variable priced financings, there are no financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties, or liquidated damages in the Purchase Agreement.  The proceeds received by the Company under the Purchase Agreement are expected to be used for the further development of the R&RTV Network and the Travel and Real Estate Video on Demand platforms.  Any additional funds will be used to improve other lines of business and to make acquisitions of companies in the same sector.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

In addition, the Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the private placement of the securities the Company has issued under the Purchase Agreement pursuant to Section 4(2) of the Act.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Warrant issued to Lincoln Park Capital Fund, LLC.

10.1	Purchase Agreement, dated as of October 26, 2010, by and between Next 1 Interactive, Inc. and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of October 26, 2010, by and between Next 1 Interactive, Inc. and Lincoln Park Capital Fund, LLC.

99.1	Press Release

SIGNATURES

P ursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT 1 INTERACTIVE, INC.

Dated: November 1, 2010	By:	/s/ William Kerby
William Kerby
Chief Executive Officer